Exhibit 21

SUBSIDIARIES OF ANALOG DEVICES, INC.
As of November 1, 2014

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Analog Devices Australia Pty. Ltd.	Australia
Analog Devices Pty, Ltd.	Australia
Analog Devices, GMBH	Austria
Analog Devices Canada, Ltd.	Canada
Analog Devices (China) Co. Ltd.	China
Analog Devices (Shanghai) Co. Ltd.	China
Analog Devices A/S	Denmark
Analog Devices (Finland) OY	Finland
Analog Devices, SAS	France
Analog Devices, GmbH	Germany
Analog Devices Hong Kong, Ltd.	Hong Kong
Analog Devices India Private Limited	India
Analog Devices International	Ireland
Analog Devices International Financial Services Limited	Ireland
Analog Devices Global	Ireland
Analog Devices Technology	Ireland
Analog Devices Israel, Ltd.	Israel
Analog Devices SRL	Italy
Analog Devices, K.K.	Japan
Analog Devices Korea, Ltd.	Korea
Analog Devices Coöperatief, U.A.	The Netherlands
Analog Devices Holdings, B.V.	The Netherlands
Analog Devices Nederland, B.V.	The Netherlands
Analog Devices (Philippines), Inc.	The Philippines
Analog Devices Gen. Trias, Inc.	The Philippines
Analog Devices Realty Holdings, Inc.	The Philippines
Analog Devices S.L.	Spain
Analog Devices A.B.	Sweden
Analog Devices Taiwan, Ltd.	Taiwan
Analog Devices Limited	United Kingdom
Analog Devices International, Inc.	Massachusetts, USA
ADI Micromachines, Inc.	Delaware, USA
Hittite Microwave Canada, Inc.	Canada
Hittite Microwave Co. Limited	China
Hittite Microwave Egypt LLC	Egypt

Hittite Microwave SARL	France
Hittite Microwave Deutschland GmbH	Germany
Hittite Microwave India Pvt. Ltd.	India
Hittite Microwave Global Limited	Ireland
Hittite Microwave International Limited	Ireland
Hittite GK	Japan
Hittite Microwave Asia Co., Limited	Korea
Hittite Microwave Malaysia SDN.BHD	Malaysia
Hittite Microwave Norway AS	Norway
Hittite Microwave Nordic AB	Sweden
Hittite Microdalga Sanayi Ve Ticaret Ltd. Sirketi	Turkey
Hittite Microwave Europe Limited	United Kingdom
Hittite Microwave LLC	Delaware, USA
HMC Netherlands, C.V.	The Netherlands
Lyric Semiconductor, Inc.	Delaware, USA
Multigig, Inc.	Delaware, USA